SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2004

SHILOH INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21964	51-0347683
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 202, 103 Foulk Road, Wilmington, Delaware	19803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 656-1950

(Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant’s Certifying Accountant

On January 27, 2004, the Audit Committee of the Board of Directors of Shiloh Industries, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP as its independent auditors. The Audit Committee expects to engage another firm in the near future as the Company’s independent auditors to audit the consolidated financial statements of the Company for its fiscal year ending October 31, 2004.

The reports of PricewaterhouseCoopers LLP on the consolidated financial statements of the Company for each of the two fiscal years ended October 31, 2003 and 2002, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audits of the Company’s consolidated financial statements for each of the two most recent fiscal years ended October 31, 2003 and 2002 and in the subsequent interim period from November 1, 2003 through and including January 27, 2004, there were no disagreements between the Company and PricewaterhouseCoopers LLP on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the matter in their reports on the consolidated financial statements for such years.

During the two fiscal years ended October 31, 2003 and 2002 and in the subsequent interim period from November 1, 2003 through and including January 27, 2004, there were no reportable events (as the term is defined in Item 304 (a) (1) (v) of Regulation S-K).

The Company has provided the foregoing disclosure to PricewaterhouseCoopers LLP and has requested PricewaterhouseCoopers LLP to furnish a letter addressed to the Securities and Exchange Commission stating whether PricewaterhouseCoopers LLP agrees with the statements made above by the Company. This letter is filed as Exhibit 16.1 to this Form 8-K.

Item 7. Financial Statements and Exhibits

(c) Exhibits

16.1	Letter from PricewaterhouseCoopers LLP dated January 30, 2004 pursuant to Item 304 (a) (3) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SHILOH INDUSTRIES, INC.

By:	/s/ Stephen E. Graham
Stephen E. Graham
Chief Financial Officer

Date: January 30, 2004

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter from PricewaterhouseCoopers LLP dated January 30, 2004 pursuant to Item 304 (a) (3) of Regulation S-K.